Exhibit 5.1

Simpson Thacher & Bartlett LLP

900 G STREET, NW

WASHINGTON, D.C. 20001

TELEPHONE: +1-202-636-5500

FACSIMILE: +1-202-636-5502

Direct Dial Number	E-mail Address

June 2, 2026

Intuitive Machines, Inc.

13467 Columbia Shuttle Street

Houston, TX 77059

To the Addressee Stated Above:

We have acted as counsel to Intuitive Machines, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to shares of Class A common stock of the Company $0.0001 par value per share (the “Common Stock”). The Common Stock may be issued and sold or delivered from time to time for an indeterminate aggregate initial offering price.

We have examined the Registration Statement and the Certificate of Incorporation of the Company, which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, with respect to the issuance of any shares of Common Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

NEW YORK	BEIJING	BOSTON	BRUSSELS	HONG KONG	HOUSTON	LONDON	LOS ANGELES	LUXEMBOURG	PALO ALTO	SAN FRANCISCO	SÃO PAULO	TOKYO

In rendering the opinions set forth below, we have assumed further that, at the time of issuance and delivery, as applicable, of each of the applicable shares of Common Stock, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized (2) the issuance and delivery, as applicable, by the Company of such Common Stock will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the Delaware General Corporation Law (“DGCL”), assuming there shall not have been any change in such law affecting the validity of such Common Stock) and (3) the issuance and delivery, as applicable, by the Company of such Common Stock (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.  Assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Certificate of Incorporation and the DGCL, the Common Stock will be validly issued, fully paid and nonassessable.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the DGCL.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP